Exhibit 99.1

Addentax Group Corp. Entered Into Memorandum of Understanding for Potential US$200 Million Strategic Investment with Middle East Royal-Backed Institutional Investors at Proposed Price of $1.50 per Share, Supporting AI and Crypto Strategy

SHENZHEN, February 10, 2026 — Addentax Group Corp. (Nasdaq: ATXG) (the “Company”, “ATXG”, “we”, “us” or “our”) today announced that on February 9, 2026, it entered into separate memorandum of understanding (each, an “MOU;” together, the “MOUs”) with two institutional investors, backed by a Middle Eastern royal family, setting forth a preliminary understanding regarding a potential strategic equity investment totaling US$200 million to support the Company’s business growth in artificial intelligence (“AI”) and cryptocurrency financial services. Pursuant to the MOUs, subject to the negotiation and execution of definitive agreements, each investor intends to invest up to US$100 million by acquiring newly issued shares of common stock of ATXG at a fixed price of US$1.50 per share. The Company and the investors have agreed to work in good faith to negotiate and execute definitive agreements within six months, which would include, among other things, a share subscription agreement, disclosure schedules, and related corporate approvals. Any potential transaction remains subject to the completion of customary legal and financial due diligence, receipt of all necessary corporate, regulatory, and stock exchange approvals, execution of definitive agreements, and other customary conditions precedent. There can be no assurance that definitive agreements will be executed or that any transaction will be consummated.

In addition to the potential capital investment, the Company and the investors are in discussions regarding a potential strategic collaboration focused on advancing the Company’s core initiatives in AI and cryptocurrency financial services. These discussions reflect a shared interest in leveraging ATXG’s technological expertise and market presence, including its presence in Hong Kong, combined with the investors’ industry resources, regulatory insights, and global market experience to support potential product development and market expansion in AI and cryptocurrency-related solutions.

If consummated, we believe that the potential US$200 million strategic investment would strengthen ATXG’s balance sheet and could provide additional capital to support its key growth priorities, including scaling its AI-driven financial technology platforms, expanding its compliant cryptocurrency financial services portfolio, deepening market penetration in Hong Kong and the Asia-Pacific region, and continued investing in research and development. The proposed fixed per-share price of US$1.50 was discussed as part of the parties’ preliminary understanding and reflects the Company’s view of the potential investors’ interest in ATXG’s business model, long-term growth strategy, and the management team.

“This memorandum of understanding reflects a significant step forward in our ongoing discussions with institutional investors regarding a potential strategic investment in ATXG,” said the Chief Executive Officer of ATXG, Mr. Hong Zhida. “The parties’ preliminary agreement to explore an equity investment of up to US$200 million at US$1.50 per share reflects the interest in our AI and cryptocurrency financial services strategy, and our presence in high-growth markets such as Hong Kong. If consummated, this potential investment could provide additional capital to support our growth initiatives, including the continued development of our AI-driven financial technology platforms and compliant cryptocurrency services. We are also encouraged by the opportunity to explore broader strategic cooperation with these investors, subject to further discussions and the execution of definitive agreements, and we look forward to working toward arrangements that could create long-term value for our stockholders.”

About Addentax Group Corp.

Addentax Group Corp. is an integrated service provider specializing in garment manufacturing and logistics services. For more information about the Company, please visit the website: https://www.addentax.com/.

Caution Concerning Forward Looking Statements

All statements other than statements of historical fact in this announcement are forward-looking statements in nature within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions are intended to identify such forward-looking statements. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to consider risk factors, including those described in the Company’s filings with the SEC, that may affect the Company’s future results. All forward-looking statements attributable to the Company and its subsidiaries or persons acting on their behalf are expressly qualified in their entirety by these risk factors. The forward-looking events discussed in this press release and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties, and assumptions about us. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of known and unknown uncertainties, risks and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other important factors are described in detail in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended March 31, 2025. Although we believe the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this press release and other statements made from time to time by us or our representatives might not occur.

Company Contact:

Public Relations Contact:

Addentax Group Corp.

Phone: + (86) 755 86961 405

yoongxin.chan@zgyingxi.com

Investor Relations Contact:

Sherry Zheng

WAVECREST GROUP INC.

1-718-213-7386

sherry@wavecrestipo.com